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                                                                    EXHIBIT 23.4


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the references to us under the headings "Prospectus Summary-Summary Natural Gas and Oil Reserve Data", "Business -- Natural Gas and Oil Reserves", "Smith Offshore Exploration Company Notes to Financial Statements-Supplemental Information on Oil and Gas Exploration and Producing Activities", and "Experts" in the Prospectus constituting part of this Registration Statement on Form S-1 of The Houston Exploration Company.


                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


                                          By:    /s/  DANNY D. SIMMONS
                                             -----------------------------------
                                                      Danny D. Simmons
                                                   Senior Vice President



Houston, Texas
July 3, 1996